Exhibit (e)(11)(iii)

AMENDMENT NO. 2

DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA DISTRIBUTORS, LLC - CLASS IA SHARES

AMENDMENT NO. 2 to the Distribution Agreement (“Amendment No. 2”), dated as of May 1, 2009 between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Distributors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Distribution Agreement, dated as of July 1, 2004, between the Trust and the Distributor (the “Agreement”), relating to the Class IA shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	Name Change: The name of the EQ/PIMCO Real Return Portfolio will change to EQ/PIMCO Ultra Short Bond Portfolio.

2.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IA shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

EQ ADVISORS TRUST		AXA DISTRIBUTORS, LLC

By:	/s/ Steven M. Joenk	By:	/s/ James A. Shepherdson
Name: Steven M. Joenk Title: President		Name: James A. Shepherdson Title: Chief Executive Officer

SCHEDULE A

CLASS IA SHARES

All Asset Allocation Portfolio

(fka EQ/Enterprise Moderate Allocation Portfolio , EQ/Enterprise Managed Portfolio)

EQ/Bond Index Portfolio

(fka EQ/MONY Intermediate Term Bond Portfolio)

EQ/Boston Advisors Equity Income Portfolio

(fka, EQ/Enterprise Equity Income Portfolio)

EQ/Government Securities Portfolio

(fka, EQ/MONY Government Securities Portfolio)

EQ/Caywood-Scholl High Yield Bond Portfolio

(fka, EQ/Enterprise High Yield Portfolio)

EQ/GAMCO Mergers and Acquisitions Portfolio

(fka EQ/Enterprise Mergers and Acquisition Portfolio)

EQ/GAMCO Small Company Value Portfolio

(fka, EQ/Enterprise Small Company Value Portfolio)

EQ/International Growth Portfolio

(fka, EQ/Enterprise International Growth Portfolio)

EQ/Long Term Bond Portfolio

(fka EQ/MONY Long Term Bond Portfolio)

EQ/Montag & Caldwell Growth Portfolio

(fka EQ/Enterprise Growth Portfolio)

EQ/PIMCO Ultra Short Bond Portfolio

(fka EQ/PIMCO Real Return Portfolio)

EQ/Short Duration Bond Portfolio

(fka EQ/Enterprise Short Duration Bond Portfolio)

EQ/T. Rowe Price Growth Stock Portfolio

(fka, EQ/TCW Equity Portfolio, fka EQ/Enterprise Equity Portfolio)

EQ/UBS Growth and Income Portfolio

(fka EQ/Enterprise Growth and Income Portfolio)